UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 4, 2022 (May 3, 2022)

Hilton Grand Vacations Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37794	81-2545345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6355 MetroWest Boulevard, Suite 180 Orlando, Florida		32835
(Address of principal executive offices)		(Zip Code)

(407) 613-3100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HGV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 3, 2022, Hilton Grand Vacations Trust I LLC (the “Trust”), a subsidiary of Hilton Grand Vacations Inc. (the “Company”), entered into an Amended and Restated Receivables Loan Agreement, dated as of May 3, 2022, by and among the Trust, as borrower, Wells Fargo Bank, National Association, as paying agent and securities intermediary, Bank of America, N.A., as administrative agent and as structuring agent, certain financial institutions as conduit lenders, certain financial institutions as committed lenders, and certain financial institutions as managing agents (the “Amended Warehouse Credit Agreement” and the revolving warehouse facility related thereto, the “Warehouse Credit Facility”). The Amended Warehouse Credit Agreement amends and restates the prior credit agreement in its entirety and, among other things:

•	increases the borrowing capacity from $450.0 million to $750.0 million;

•	renews and extends the commitment period of the Warehouse Credit Facility from August 12, 2022 to May 3, 2024, with a maturity date of May 26, 2025;

•

permits the Trust to pledge as collateral timeshare loan receivables originated by certain subsidiaries of Diamond Resorts Corporation (the “Diamond Timeshare Loans”), subject to similar eligibility criteria and other conditions for timeshare loans receivables originated by Hilton Resorts Corporation and its subsidiaries, and generally updates the Warehouse Credit Facility and certain defined terms to reflect the foregoing;

•	uses one-month term SOFR as a main benchmark interest rate;

•	increases the maximum advance rate for the borrowing base calculation from 87.50% to 90.00%;

•	amends the “Collateral Value” definition to provide a separate advance rate for the Diamond Timeshare Loans based on FICO® scores, foreign obligors and domestic obligors with no FICO® score; and

•	includes customary used and unused fees, some of which will be based on the achievement of key environmental, social and governance performance indicators applicable to the Company.

As of May 2, 2022, the Company had no outstanding borrowings under the Warehouse Credit Facility.

Affiliates of various lenders and/or agents under the Warehouse Credit Facility, including Bank of America, N.A., Deutsche Bank AG, Wells Fargo Bank, National Association, Barclays Bank PLC, Credit Suisse AG, MUFG Bank LTD., Citizens Bank, N.A., Regions Bank, and Truist Bank, are also lenders and/or agents under the Company’s $1.0 billion secured credit facility. Any or all of such lenders and/or agents have performed, and may in the future perform, various other commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries for which they have received, and may receive, customary fees and expenses.

This summary is qualified in its entirety by reference to the full text of the Amended Warehouse Credit Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01	Other Events.

On May 4, 2022, the Company issued a press release in connection with the Amended Warehouse Credit Agreement described under Item 1.01. A copy of the press release is attached as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Amended and Restated Receivables Loan Agreement, dated as of May 3, 2022, by and among Hilton Grand Vacations Trust I LLC, as borrower, Wells Fargo Bank, National Association, as paying agent and securities intermediary, Bank of America, N.A., as administrative agent, the financial institutions signatory thereto as managing agents, the financial institutions signatory thereto as conduit lenders, and the financial institutions signatory thereto as committed lenders.

Exhibit 99.1	Press Release, dated May 4, 2022.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON GRAND VACATIONS INC.

By:	/s/ Charles R. Corbin
Charles R. Corbin
Executive Vice President, General Counsel and Secretary

Date: May 4, 2022